THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Exhibit 10.9

License Agreement

Execution Copy, Immatics August 3rd 2015

NON-EXCLUSIVE LICENSE AGREEMENT

Between:

STICHTING SANQUIN BLOEDVOORZIENING

as Licensor

and

IMMATICS BIOTECHNOLOGIES GMBH

as Licensee

License Agreement		Page 1 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

NON-EXCLUSIVE LICENSE AGREEMENT

This NON-EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is entered into as of August 3rd, 2015 (the “Effective Date”) by and between

STICHTING SANQUIN BLOEDVOORZIENING, a foundation organized and existing under the laws of the Netherlands, having its address at Plesmanlaan 125, 1066 CX Amsterdam, the Netherlands (“SANQUIN”);

and

IMMATICS BIOTECHNOLOGIES GMBH, a limited liability company organized and existing under the laws of Germany, having its address at Paul-Ehrlich-Strasse 15, 72076 Tuebingen, Germany (“IMMATICS”);

SANQUIN and IMMATICS are referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

A.

IMMATICS is a clinical-stage biopharmaceutical company engaged in the research, development, manufacturing and commercialization of, among others, advanced immunotherapies that are active against cancer;

B.

SANQUIN possesses certain intellectual property rights to a technology for breaking non-covalent binding interactions between molecules and a technology to detect antigen responsive cells in a sample (the “Sanquin Patent Rights” as defined in more detail below);

C.	IMMATICS desires to license from SANQUIN the Sanquin Patent Rights to apply this technology in its own development programs and in partnered programs;

D.	SANQUIN desires to grant such a license on a non-exclusive basis to IMMATICS in accordance with the terms and conditions of this Agreement

License Agreement		Page 2 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

THEREFORE, IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

Affiliate	means any corporation or other entity, which directly or indirectly controls, is controlled by or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

Agreement	this non-exclusive license agreement;

Business Days	shall mean a day that is not a Saturday, Sunday or public holiday in Tuebingen or Amsterdam

Confidential Information	means all information that has been or will be disclosed by or on behalf of that Party (the “Disclosing Party”), to the other Party (the “Receiving Party”), directly or indirectly, in whatever form, including (without limitation) any data, reports, analyses, specifications, techniques, processes, technical information, ideas, know-how, trade secrets, patents, patent applications and inventions (whether or not patentable), drawings, designs and computer software, and which is marked as confidential; for the avoidance of doubt, Immatics Improvements are deemed Confidential Information of IMMATICS and Sanquin Improvements are deemed Confidential Information of SANQUIN;

Covenant Not To Sue	has the meaning set forth in Section 3.3;

Effective Date	has the meaning set forth in the Preamble;

Field	means research and development of drugs in oncology and infectious diseases, including immunomonitoring and other fee-for-service services; IMMATICS may not manufacture for sale or distribution to Third Parties materials or reagents covered by Sanquin Patent Rights;

License Agreement		Page 3 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

Immatics Improvement	means any invention that constitutes a modification, enhancement, new use or improvement to the technology claimed in the Sanquin Patent Rights that is conceived or reduced to practice by IMMATICS during the Term and the use of which would infringe one or more Valid Claims of the Sanquin Patent Rights if no license under the Sanquin Patent Rights would have been granted thereunder;

Immatics Improvement Patent	means any patents or patent applications claiming an Immatics Improvement

Improvement	means an Immatics Improvement or a Sanquin Improvement, whatever the case may be

IP Status	means the status of the Sanquin Patent Rights as of the Effective Date as set forth in Schedule 1

License Fee	has the meaning as set forth in Section 4.2

Major European Countries	means the following countries: GB, FR, DE, IT, ES, CH

Sanquin Improvement	means any invention that constitutes a modification, enhancement, new use or improvement to the technology claimed in the Sanquin Patent Rights that is conceived or reduced to practice by SANQUIN during the Term and the use of which would, if such use was done by a Third Party, infringe one or more Valid Claims of the Sanquin Patent Rights if no license under the Sanquin Patent Rights would have been granted thereunder and, for the avoidance of doubt, that does not have the same priority as the Sanquin Patent Right 1 or the Sanquin Patent Right 2

Sanquin Improvement Patent	means any patents or patent applications claiming a Sanquin Improvement

License Agreement		Page 4 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

Sanquin Patent Rights	means (i) the patents and applications included in patent family WO 2006/080837, including but not limited to EP1841791, (Means and methods for breaking noncovalent binding interactions between molecules) (collectively “Sanquin Patent Right 1”), and

(ii) patent and patent applications included in patent family WO 2010/060439, including but not limited to EP2362882 (Detecting antigen responsive cells in a sample) (collectively “Sanquin Patent
Right 2”);

(iii) including with regard to (i) and (ii), without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, re-examinations and extension or restorations by existing or future extension or restoration mechanisms, including, without limitation supplementary protection certificates or the equivalent thereof, and

(iv) all patent applications that may hereafter be filed by or on behalf of SANQUIN which claim priority from any of the foregoing patents and applications;

Service Fee	has the meaning as set forth in Section 4.4;

Term	means the term of this Agreement as set forth in Section 5.1;

Territory	means the world;

Third Party	means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, other entity or body, or an individual; other than SANQUIN and IMMATICS and their Affiliates;

Valid Claim	means a claim of (a) an issued, unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) any patent application which has not been cancelled, withdrawn, or abandoned.

Yearly Increase Percentage	has the meaning as set forth in Section 4.3;

License Agreement		Page 5 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

2.	LICENSE

2.1.	SANQUIN hereby grants to IMMATICS and IMMATICS hereby accepts a non-exclusive, non-transferable license in the Field and in the Territory to use:

a.	the Sanquin Patent Rights 1; and

b.	the Sanquin Patent Rights 2.

2.2.	The license shall not be sub-licensable without consent of SANQUIN except to Affiliates.

3.	PATENT PROSECUTION AND ENFORCEMENT / IMPROVEMENTS

3.1.

Patent Prosecution and Maintenance. SANQUIN shall remain responsible for preparing, filing, prosecuting, handling, and maintaining the Sanquin Patent Rights during the Term, at its expense and its reasonable discretion and will within 15 Business Days after Sanquin becomes aware of a change of the IP Status inform IMMATICS in writing of such change.

3.2.

Patent Enforcement and Defense. If IMMATICS learns of any substantial infringement of the Sanquin Patent Rights by a Third Party in the Field or learns about a (threatened) challenge of the Sanquin Patent Rights by a Third Party in the form of invalidity actions, oppositions or otherwise, IMMATICS shall so inform SANQUIN and provide SANQUIN with reasonable evidence of the infringement, or, respectively, challenge. If SANQUIN learns of any substantial infringement of the Sanquin Patent Rights by a Third Party or learns about a (threatened) challenge of the Sanquin Patent Rights by a Third Party in the form of invalidity actions, oppositions or otherwise, SANQUIN shall so inform IMMATICS in writing and provide IMMATICS with reasonable evidence of the infringement or, respectively, challenge. SANQUIN shall have the first right (but not the obligation) to take action against any infringer of the Sanquin Patent Rights at its costs if in Sanquin’s reasonable discretion such actions are justified from a commercial and legal perspective and shall keep IMMATICS reasonably informed of the progress of such action and of any infringement suit, including of any completion or settlement of such action or suit.

License Agreement		Page 6 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

3.3.

Covenant Not to Sue. IMMATICS herewith acknowledges that SANQUIN may in the course of performing activities for its own account, subsequently and independently generate data, results or technology which are identical to data, results or technology included in or constituting Immatics Improvements. In such cases, if the use of such data, results or technology would infringe a Valid Claim of an Immatics Improvement Patent, in partial consideration for the rights and license granted by SANQUIN to IMMATICS, IMMATICS undertakes not to file a lawsuit against SANQUIN for such use (“Covenant Not To Sue”), provided that (i) SANQUIN sufficiently demonstrates to IMMATICS by written records maintained by SANQUIN in a systematic manner consistent with good scientific practices, that it independently generated such data, results or technology without the use of, or reference to, any Confidential Information of IMMATICS or otherwise in relation to this Agreement and (ii) that such Covenant Not To Sue covers the use of the respective data, results or technology only by SANQUIN (including its directors, officers and employees) and only in SANQUIN’s own premises (including for the performance of immunomonitoral services by SANQUIN for Third Parties) but not the use by Third Parties, and does not cover the grant by SANQUIN of a license to Third Parties (including customers of SANQUIN).

3.4.

License Option to Improvement Patents. IMMATICS grants SANQUIN the option to negotiate the grant of a non-exclusive, sublicensable, royalty-bearing license under IMMATICS’ rights in Immatics Improvement Patents to use the Immatics Improvements in a scope to be agreed by the Parties. Likewise, SANQUIN grants IMMATICS the option to negotiate the grant of a non-exclusive, sublicensable, royalty-bearing, license under SANQUIN’s rights in Sanquin Improvement Patents to use the Sanquin Improvement Patents in a scope to be agreed by the Parties and if no agreement can be reached in the same scope as the license granted pursuant to Section 2.1 (that is, to use the Sanquin Improvement Patents in the Field in the Territory). The exercise of the option shall be made in writing. If and as soon as a Party has exercised the option in writing, the Parties shall enter into good faith negotiations. If such negotiations do not lead to agreement on the financial terms of such license within 60 (sixty) days, the Parties shall submit the matter to an independent expert in the field to be appointed by the Parties jointly or, in absence thereof, by the chair of the Chamber of Commerce in Amsterdam out of a shortlist containing 4 experts (two nominated by each Party) which expert will render a binding decision as to the consideration payable (taking into account the relative value of such Improvement and Improvement Patent(s) versus the value of the Sanquin Patent Rights) and the Parties shall accept the binding decision of such expert. The costs of the expert shall be shared between the Parties. If the Parties cannot agree on the scope of the license under the Immatics Improvement Patents, Section 11.2 shall apply.

License Agreement		Page 7 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

4.	FEES AND PAYMENT

4.1.	[***] In consideration of the license granted by SANQUIN to IMMATICS hereunder, IMMATICS shall pay to SANQUIN [***].

4.2.

[***] in consideration of the license granted by SANQUIN to IMMATICS hereunder, subject to Section 4.5, IMMATICS shall pay to SANQUIN [***], provided IMMATICS has received from SANQUIN a valid invoice [***] payable within thirty (30) days from receipt of such invoice. [***].

4.3.	[***] Subject to Section 4.5, the License Fee will, starting in 2016, increase every year [***] until a maximum License Fee of [***].

4.4.

Service Fee. If IMMATICS performs activities for a Third Party on a fee-for-service base, making use of the Sanquin Patent Rights, subject to Section 4.5, IMMATICS will pay SANQUIN [***] invoiced by IMMATICS to the Third Party, after deduction from such fees invoiced to the Third Party of any taxes (including VAT and withholding taxes) imposed on IMMATICS or payable by IMMATICS regarding such services fees. IMMATICS shall inform SANQUIN within 60 (sixty) days following the dispatch of the invoice to the Third Party of the service fee invoiced to the Third Party and the Service Fee shall be payable within thirty (30) days from receipt by IMMATICS from SANQUIN of a valid invoice for the Service Fee.

4.5.

Condition Precedent for Fees. Condition precedent for [***] shall be that the IP Status is as set forth in Schedule 1. In the event that the IP Status changes by any of the below factors, IMMATICS shall have the right to request the adjustment of [***] in an amount/ percentage taking account of the decrease of the value of the Sanquin Patent Rights as reasonably determined in good faith by the Parties jointly, taking into account the relevance of the respective Sanquin Patent Rights and the relevance of the respective affected territory for the business of IMMATICS. The factors under which [***] be decreased shall be the following:

a.	Rejection by the competent board of grant of Sanquin Patent Right 2 in Europe;

b.	Rejection by the competent board of grant of Sanquin Patent Right 2 in the US;

c.

One or more patents or patent applications included in the Sanquin Patent Rights in one or more Major European Countries and/ or the US being held invalid or held unenforceable by a decision of a court from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal;

d.

If a Third Party infringes any of the Sanquin Patent Rights and SANQUIN within forty-five (45) days after the receipt of the notice from IMMATICS or having made the notice to IMMATICS (or should have made in the event of omission) in accordance with Section 3.2 does not take any action against the infringer, during the period that SANQUIN does not take any action against the infringer, provided that the adjustment [***] an amount to reflect that the situation with respect to the Third Party infringer is equivalent to a licensee having a royalty-free, fully paid-up license.

License Agreement		Page 8 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

4.6.

Records. IMMATICS shall keep accurate and correct records of all service fees received from Third Parties under this Agreement for which Service Fees to SANQUIN are due pursuant to Section 4.4. Such records shall be retained by IMMATICS for at least five (5) years.

4.7.

Audit. IMMATICS shall make available to SANQUIN or a Third Party designated by SANQUIN and reasonably acceptable to IMMATICS which Third Party is bound to confidentiality obligations customary for those types of audit but at least as strict as the confidentiality obligations under this Agreement, once per calendar year with at least four (4) months prior notice during normal business hours such records of IMMATICS for inspection at the expense of SANQUIN which are necessary for the sole purpose of verifying payments by IMMATICS to SANQUIN. In the event that any such inspection shows an underpayment in excess of five per cent (5%) for any twelve-month (12-month) period, then IMMATICS shall pay the reasonable cost of the audit as well as the difference between the actual payment made and the payment that would have been payable to SANQUIN had IMMATICS reported correctly within thirty (30) days from receipt of a respective invoice from SANQUIN. For underpayment not in excess of five per cent (5%) for any twelve-month (12-month) period, IMMATICS shall pay the difference between the actual payment made and the payment that would have been payable to SANQUIN had IMMATICS reported correctly within thirty (30) days from receipt of a respective invoice from SANQUIN, but without payment of SANQUIN’s inspection cost. Any documents reviewed and information disclosed by IMMATICS to SANQUIN or the Third Party auditor designated by SANQUIN in the course of such audit shall be deemed to be Confidential Information of IMMATICS (whether marked as such or not) and shall be subject to the provisions set forth in Article 6.

4.8.

Invoice Details. All invoices of SANQUIN to be sent to IMMATICS under this Agreement shall be sent to the following address of IMMATICS or to any other address as notified by IMMATICS to SANQUIN in writing:

Immatics	Biotechnologies GmbH

Paul-Ehrlich-Straße	15

72076	Tübingen, Germany

[***]

License Agreement		Page 9 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

and	each invoice shall include the following details:

-	Name and address of SANQUIN

-	Name and address of IMMATICS

-	Date of invoice

-	Number of Invoice

-	Invoiced services, amount due and currency

-	Amount of VAT due, if any

-	VAT Identification Number or Tax Number of SANQUIN

4.9.

Payment Details. All payments to be made under this Agreement by IMMATICS to SANQUIN shall be made to the following account of SANQUIN or to any other account as notified by SANQUIN to IMMATICS in writing:

[***]

4.10.	Late Payment. All payments which are overdue under this Agreement will bear interest at a rate of [***] from the date due through the date of payment.

4.11.

Taxes. All payments mentioned in this Article 4 shall be exclusive of VAT, which shall be payable by IMMATICS in addition, provided IMMATICS receives a respective proper invoice from SANQUIN, if applicable.

5.	TERM AND TERMINATION

5.1.

Term. This Agreement enters into force on the Effective Date and shall continue in full force and effect until (i) expiry of the last Valid Claim included in the SANQUIN Patent Rights in the Territory, (ii) fifteen (15) years from the Effective Date, or (iii) termination in accordance with this Article 5, whichever will be the earliest (collectively the “Term”).

5.2.	Termination by Both Parties. This Agreement may be terminated:

a)	Upon mutual written agreement between the Parties;

b)

With immediate effect by each Party on written notice in the event of a material breach of the other Party under this Agreement which breach the breaching Party has failed to remedy (if capable of remedy) within thirty (30) days of being given written notice thereof by the non-breaching Party;

License Agreement		Page 10 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

c)

With immediate effect by each Party on written notice in the event that the other Party is involved in any legal proceedings concerning its insolvency, or ceases trading, or commits an act of bankruptcy or is adjudicated bankrupt or enters into liquidation, whether compulsory or voluntary, other than for the purposes of an amalgamation or reconstruction, or makes an arrangement with its creditors or petitions for an administration order or has a receiver or manager appointed over all or any part of its assets or generally becomes unable to pay its debts.

5.3.	Termination for Convenience. IMMATICS is entitled to terminate for convenience this Agreement at any time with ninety (90) days notice after the [***].

5.4.	Termination by IMMATICS. Notwithstanding Section 5.3, IMMATICS is entitled to terminate this Agreement at any time with immediate effect in the following situations:

a)	If SANQUIN abandons in one or more Major European Countries or the US, whether by non-payment of fees or otherwise, any of the Sanquin Patent Rights 1 and/ or any of the Sanquin Patent Rights 2;

b)

Subject to 5.4 c) below, if an Affiliate of SANQUIN or a Third Party files a lawsuit against IMMATICS within a Major European Country or the US alleging that the use of the technology claimed in the Sanquin Patent Rights as such infringes the intellectual property rights of such Affiliate or Third Party and such lawsuit has not been withdrawn or settled within 6 months after such lawsuit has been filed, provided, however, that this clause does not apply in the event that the exercise of the technology claimed in the Sanquin Patent Rights as such does not infringe any right of such Affiliate or a Third Party but the monomers or multimers or fluorescent labels or other (whether or not biological) materials used by IMMATICS in applying the technology claimed in the Sanquin Patent Rights infringes the intellectual property rights of such Affiliate or Third Party (as the use of such (biological or other) materials shall be at the sole risk and responsibility of IMMATICS); and

c)

If a court of competent jurisdiction in a Major European Country or the US issues an order of cease and desist or similar legal instrument against IMMATICS with respect to the use of the technology claimed in the Sanquin Patent Rights if such order of cease and desist or similar legal instrument is based on the (preliminary) decision of such court that the use thereof by IMMATICS infringes the rights of an Affiliate of Sanquin or a Third Party.

5.5.

Effects of Termination. Upon termination of this Agreement for any reason, IMMATICS shall immediately return to SANQUIN or destroy all Confidential Information of SANQUIN and SANQUIN shall immediately return to IMMATICS or destroy all Confidential Information of IMMATICS, all as set forth in more detail under Section 6.4 and IMMATICS shall immediately discontinue any use of the Sanquin Patent Rights, provided that the Parties shall agree on a reasonable, limited period (not to exceed 6

License Agreement		Page 11 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

months) of further use of the Sanquin Patent Rights after such termination solely for the purpose of and if such further use is necessary for IMMATICS to terminate any activities under any fee-for-service projects with Third Parties which activities have had already been started by the time notice of termination was given, provided IMMATICS undertakes reasonable efforts to cancel the respective activities as soon as possible without incurring financial liability to the Third Party. The Parties shall agree on the survival of any licenses under Sanquin Improvement Patents or Immatics Improvement Patents, as the case may be, granted pursuant to Section 3.4.

5.6.

Survival. In addition to the termination consequences set forth in Section 5.5 (Effects of Termination), the following provisions will survive termination or expiration of this Agreement: this Section 5.6, Article 6, Articles 7-9, Section 10.3, and Article 11.

5.7.

Accrued Obligations. Termination or expiration of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement which occurred prior to the effective date of such termination or expiration nor prejudice either Party’s right to obtain performance of any obligation which was due prior to the effective date of such termination or expiration. All other rights and obligations will terminate upon termination or expiration of this Agreement, except as set forth in Section 5.6.

6.	CONFIDENTIALITY

6.1.	Confidentiality Obligation. With respect to any and all Confidential Information received from the other Party in the course of this Agreement, the Receiving Party shall:

a)	keep such information confidential;

b)	not communicate, disclose or otherwise make available such information to any Third Party except with prior, written and explicit consent from the Disclosing Party;

c)

communicate, disclose or otherwise make available such information to members of its personnel and those of its Affiliates only and strictly on a “need-to-know” basis, that is, only in so far as disclosure to a particular individual is strictly necessary for the purpose of this Agreement and always subject to confidentiality obligations no less stringent than those set out in this Article 6;

d)	take all reasonable steps to ensure that such information shall be protected against unauthorized access, theft, and the like.

6.2.	Exemptions to Confidentiality. The obligations as set out in Section 6.1 shall not apply or shall cease to apply, to information of which the Receiving Party can prove by (documentary) evidence:

a)	that it was in the public domain prior to the disclosure under this Agreement;

License Agreement		Page 12 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

b)	that it was in its possession prior to the disclosure under this Agreement, provided it was not acquired under confidentiality obligations directly or indirectly from the Disclosing Party;

c)	that, after its disclosure under this Agreement, it became part of the public domain by publication or otherwise through no negligent or wilful act or omission of the Receiving Party;

d)

that, after its disclosure under this Agreement, it was received by the Receiving Party from a Third Party who did not acquire it directly or indirectly from the Disclosing Party, and who was legally entitled to disclose that information;

e)

that it is required under a statutory duty and/or court order to disclose, provided that advance notice is given to the Disclosing Party and the Receiving Party takes all reasonable measures to protect the confidentiality of the information;

f)	that it was developed independently by the Receiving Party or its Affiliates without access to the Confidential Information of the Disclosing Party.

6.3.	Term of Confidentiality. The obligations of confidentiality and non-use contained in Section 6.1 shall survive the termination of this Agreement for five (5) years.

6.4.

Return or Destroy. Upon termination or expiration of this Agreement, each Party will at the first request of the Disclosing Party return or destroy, at the election of the Disclosing Party, any and all of the Disclosing Party’s Confidential Information, except for one copy which the Receiving Party is entitled to keep in its archives for the sole purpose of demonstrating compliance with this obligation.

6.5.	Disclosure of Agreement.

a)

Neither Party shall be entitled to issue a press release regarding this Agreement without the prior written consent of the other Party, except for the press release attached in Schedule 2 on which the Parties have jointly agreed and the agreed language of which may also be used by each Party without the prior written consent of the other Party.

b)

Each Party is entitled to disclose the existence and general scope of this Agreement to its current and potential business partners (including customers and investors). However, neither Party is entitled to disclose to any business partners or other Third Parties the contents (particularly the financials) of this Agreement without the prior written consent of the other Party.

License Agreement		Page 13 of 21

Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

7.	REPRESENTATIONS AND WARRANTIES

7.1.	Mutual Warranties. Each Party represents and warrants that:

a)

it is duly organized and validly existing, with regard to SANQUIN under the laws of the Netherlands, and with regard to IMMATICS under the laws of Germany, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

b)

it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; and

c)

this Agreement is legally binding upon it and enforceable in accordance with its terms; and the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable law.

7.2.	Sanquin Warranties. SANQUIN represents, warrants and covenants to IMMATICS that:

a)

it has the lawful right and is lawfully entitled to grant this license in the scope as granted hereunder and that the grant of the license hereunder does not conflict with any other contracts or agreements to which it is a party or with any other obligations of it and that the Sanquin Patent Rights are not encumbered with any right of pledge, usufruct, seizure or other security, owner or exclusive license right of Affiliates or Third Parties;

b)	As of the Effective Date the maintenance fees for all patents and patent applications included in the Sanquin Patent Rights have been timely and properly paid;

c)

SANQUIN has no knowledge that any Third Party has infringed or is currently infringing the Sanquin Patent Rights, provided that SANQUIN is aware of the fact that the technologies are being used by academic institutions for research purposes only within the scope of use for research purposes which is by applicable patent laws considered not to be an infringing act and that SANQUIN will inform IMMATICS in accordance with Section 3.2, in the event that it becomes aware of an infringement (for the avoidance of doubt, such information by SANQUIN to IMMATICS shall be made for any infringement, not only substantial infringements as set forth in Section 3.2).

d)

As of the Effective Date no opposition proceedings, nullity actions, invalidity actions or the like challenges of the Sanquin Patent Rights are pending; nor has SANQUIN been notified or is otherwise aware of any threatened opposition proceedings, nullity actions, invalidity actions or the like challenges of the Sanquin Patent Rights;

e)

As of the Effective Date the IP Status as described in Schedule 1 is correct; and in the event of any changes of the IP Status as described in Schedule 1 SANQUIN will inform IMMATICS in writing within 15 Business Days after Sanquin becomes aware of a change of the IP Status; and

f)

it is not aware of any circumstances that could lead to a substantial reduction of the claims under Sanquin Patent Right 1 in the US and/ or Europe or could prevent the grant of Sanquin Patent Right 2 in the US and/ or Europe or could lead to a substantial reduction of the claims under Sanquin Patent Right 2 in the US and/ or Europe.

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Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

7.3.

Limited Warranties. Save for the warranties under Section 7.2 hereof, SANQUIN makes no representations and extends no warranties of any kind, either expressed or implied, in relation to the Sanquin Patent Rights, the uses thereof or their suitability for any particular purpose.

8.	INDEMNIFICATION

8.1.

Parties Indemnification. Each Party (“Indemnitor”) agrees to indemnify, defend and hold harmless the other Party, its Affiliates, and their respective officers, directors and employees (collectively “Indemnitee”) from and against all claims, demands, liabilities, suits, damages, costs and expenses of every kind and description, including penalties and reasonable attorneys fees, (collectively “Losses”), incurred, suffered by or imposed upon the Indemnitee to the extent resulting from any wilful misconduct or negligent act or omission of the Indemnitor (including its officers, directors and employees), provided that such indemnity shall not apply to the extent that the Losses arise out of or result from the wilful misconduct or negligent act or omission by the Indemnitee or its officers, directors or employees.

8.2.

Additional Indemnification Immatics. Notwithstanding Section 8.1, IMMATICS shall and hereby agrees to indemnify and hold harmless SANQUIN in full in respect of any Losses incurred or suffered by or imposed upon SANQUIN resulting from or in connection with (i) the use and/or the exploitation of the Sanquin Patent Rights by IMMATICS or (ii), subject to (iii), from any negligent or wilful breach by IMMATICS of any of its obligations under this Agreement or (iii) from any breach by IMMATICS of any of its representations and warranties under Section 7.1, except to the extent that such Losses are due to a breach of representations and warranties by SANQUIN pursuant to Section 7.1 or 7.2 or a negligent or wilful breach by SANQUIN of any of its obligations under this Agreement.

8.3.

Additional Indemnification Sanquin. Notwithstanding Section 8.1, SANQUIN shall and hereby agrees to indemnify and hold harmless IMMATICS in full in respect of any Losses incurred or suffered by or imposed upon IMMATICS resulting from (i), subject to (ii), any negligent or wilful breach by SANQUIN of any of its obligations under this Agreement, or (ii) any breach by SANQUIN of any of its representations and warranties under Section 7.1 or 7.2, except to the extent that such Losses are due to a breach of the representations and warranties by IMMATICS pursuant to Section 7.1 or a negligent or wilful breach by IMMATICS of any of its obligations under this Agreement. For the avoidance of doubt, subject to the more detailed provisions in Section 8.4, in the event that a Loss of IMMATICS results from the fact that SANQUIN is not entitled to grant the license as

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Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

granted hereunder, because the Sanquin Patent Rights are encumbered with rights of Affiliates of Sanquin or with Third Party rights, the indemnification by SANQUIN hereunder shall include that SANQUIN is responsible for acquiring the respective rights and licenses at its expense and is solely responsible for any royalties or other fees payable by SANQUIN to such Affiliate or Third Party.

8.4.

Indemnification Procedure. The Indemnitee shall provide prompt written notice to the Indemnitor of the initiation of any action or proceeding that may reasonably lead to a claim for indemnification pursuant to Section 8.1, 8.2 or 8.3 and permit, to the extent permitted by applicable laws, the Indemnitor to take control of the defense of such claims and any related settlement negotiations and cooperate and, at the Indemnitor´s reasonable request and expense, assist the Indemnitor with the defense of such claims. To the extent legally permissible under the applicable laws, the Indemnitee may, notwithstanding the Indemnitor´s right to control the defense of a claim, at its option and own expense, select to participate in such claim and be represented by separate counsel of its own choosing. The Indemnitor may not settle or compromise any claim without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld or delayed.

9.	LIMITATION OF LIABILITY

9.1.

Exclusion of Indirect Damages. Save for gross negligence or wilful misconduct and any breach of the representation and warranty set forth in Section7.2(a), SANQUIN shall in no event be liable to IMMATICS for any indirect or consequential loss, damage, claim, demand and/or expense of IMMATICS – of whatever nature – whether arising by way of a Third Party claim or otherwise – resulting from or in connection with the use and/or the exploitation of the Sanquin Patent Rights by IMMATICS under this Agreement. Likewise, save for gross negligence or wilful misconduct, IMMATICS shall in no event be liable to SANQUIN for any indirect or consequential loss, damage, claim, demand and/or expense of SANQUIN – of whatever nature – whether arising by way of a Third Party claim or otherwise under this Agreement.

9.2.

Limitation of Liability. The total annual liability of each Party under this Agreement shall never exceed two (2) times the annual amount payable by IMMATICS to Sanquin in such annum under this Agreement.

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Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

10.	MISCELLANEOUS

10.1.

Assignment. Neither Party may assign or transfer, in whole or in part, its rights or obligations under this Agreement, without the other Party’s prior written consent, except that each Party may, however, assign or transfer this Agreement without the prior written consent of the other Party (a) to an Affiliate or (b) as part of the sale, assignment or conveyance of all or substantially all of its business assets to which this Agreement relates to a Third Party or in the context of a merger, consolidation or restructuring provided that such Affiliate or Third Party assumes all of the obligations of the assigning Party under this Agreement. In any event of allowed assignment, the assigning Party shall inform the other Party of such assignment within 10 Business Days after such assignment has been consummated.

10.2.

No Waiver. A waiver by a Party of a breach or default of the other Party under any of the provisions of this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions. Nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have under this Agreement, operate as a waiver of any breach or default by the other Party.

10.3.

Notices. Any notice or other communication under this Agreement shall be in writing and shall be sufficiently served if sent personally or by international courier service or registered mail (postage prepaid) to the address;

In the case of notices to SANQUIN to:

Stichting SANQUIN Bloedvoorziening

Plesmanlaan 125

1066 CX Amsterdam

The Netherlands

Attn: Business Development Manager of the Division Reagents

With reference number:

In the case of notices to IMMATICS:

Immatics Biotechnologies GmbH

Paul-Ehrlich-Strasse 15

72076 Tuebingen

Germany

Attn: Managing Director

With reference number:

10.4.

Entire Agreement. This Agreement contains the entire agreement of the Parties in relation to its subject matter. Any Schedules to this Agreement shall form a part thereof. This Agreement may only be amended or supplemented in writing, by way of a document signed by (the authorised representatives of) the Parties.

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Sanquin	Immatics

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

License Agreement

Execution Copy, Immatics August 3rd 2015

10.5.

Invalidity. If part of this Agreement is or becomes invalid or unenforceable, the Parties shall remain bound to the remaining part. The Parties shall replace the invalid or unenforceable part by provisions which are valid and binding and the effect of which, given the contents and purpose of this Agreement, is, to the greatest extent possible, similar to that of the invalid or unenforceable part.

11.	GOVERNING LAW AND DISPUTE RESOLUTION

11.1.	Governing Law. This Agreement shall be governed and construed in accordance with the substantive laws of the Netherlands without regard to the conflict of laws provisions thereof.

11.2.

Dispute Resolution. In the event of any disputes arising out of or in connection with this Agreement, including disputes concerning the existence and validity thereof, the Parties shall first make reasonable efforts to settle the dispute between themselves and shall to this end refer the dispute to a general manager of each Party as named by each Party. The general managers to whom such dispute is submitted shall attempt to resolve the dispute through good faith negotiations within thirty (30) days from submission unless the Parties agree otherwise. If the general managers are unable to resolve the dispute within the determined time, the dispute shall be finally settled by binding arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce (“ICC”). The arbitral tribunal shall consist of three members (one chairman and two associates), unless agreed otherwise. The chairman shall have undergone a qualification as a lawyer or jurist and the associates shall possess significant experience in the pharmaceutical and biotechnology industry. Place of arbitration shall be Amsterdam, The Netherlands. The language of the arbitration proceedings shall be English, unless agreed otherwise.

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Sanquin	Immatics

License Agreement

Execution Copy, Immatics August 3rd 2015

The Parties have executed this Agreement as follows:

STICHTING SANQUIN BLOEDVOORZIENING

/s/ Jeroen de Wit

Name: Jeroen de Wit
Title: Vice Chairman Executive Board Sanquin Blood Supply Foundation

IMMATICS BIOTECHNOLOGIES GMBH

/s/ Rainer Kramer	/s/ Harpreet Singh

Name: Dr. Rainer Kramer	Dr. Harpreet Singh
Title: Managing Director/CBO	Managing Director/CSO

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Sanquin	Immatics

License Agreement

Execution Copy, Immatics August 3rd 2015

Schedule 1

IP Status

[***]

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Sanquin	Immatics

License Agreement

Execution Copy, Immatics August 3rd 2015

Schedule 2

Press Release

Concept of text to be used freely by Immatics and Sanquin in external outings

Sanquin licenses its MHC IP portfolio to Immatics to support the development of onco-immunotherapies.

Sanquin Blood Supply Foundation (Amsterdam, The Netherlands) has granted Immatics Biotechnologies GmbH (Tuebingen, Germany) a non-exclusive license to use its proprietary MHC T cell technologies to advance the development of immunotherapies in the field of oncology and infectious diseases.

Cytotoxic T cells in patients can kill cancerous and infected cells when their T Cell Receptor (TCR) recognizes disease specific peptides (antigens) presented by so-called major histocompatibility complex (MHC) on the infected/ tumor cell. The technologies licensed to Immatics enable fast and simple generation of large series of peptide-MHC complexes for in vitro immunogenicity assays and for detecting the corresponding antigen-specific T cells in patient samples.

License Agreement		Page 21 of 21

Sanquin	Immatics